EXHIBIT 23.16
                       CONSENT TO BE NAMED AS A DIRECTOR
                                      OF
                              LANDCARE USA, INC.

      The undersigned hereby consents to be named as a director of LandCARE USA, Inc. (the "Company") in the Registration Statement on form S-1 to be filed by the Company with the Securities and Exchange Commission.

Dated: March 11,  1998

                                           By: /s/ MARK S. YAHN

                                           Name: Mark S. Yahn